Exhibit 10.04

SUBSTITUTION AGREEMENT AND UNDERTAKING OF

BANKGUAM HOLDING COMPANY

IN RELATION TO BANK OF GUAM

2011 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, this Company, BANKGUAM HOLDING COMPANY (Holding Company), entered into an Agreement and Plan of Reorganization and Merger (the Agreement) with Bank of Guam (Bank), and BankGuam Subsidiary Company (Subsidiary), and Lourdes A. Leon Guerrero on November 1, 2010, pursuant to which Subsidiary will be merged into Bank, and shares of stock of Bank outstanding will be converted into shares of Holding Company (the Merger and Reorganization) upon the Effective Date (the Effective Date) as defined in the Agreement;

WHEREAS, the Agreement in paragraph 2.7 thereof provides as follows:

Employee Benefit Plans: On and after the Effective Date, each share of common stock of the Bank held in trust or otherwise in connection with the Bank of Guam 2001 Non-Statutory Stock Option Plan (“Plan”), shall be converted into one share of common stock of Holding Company. The Plan and the Bank’s obligations thereunder shall be assumed by the Holding company at the Effective Date and shall be subject to the same terms and conditions as existed prior to the Effective Date, subject to the requirements or the Securities Act of 1933, as amended, and the Guam Blue Sky Law.

WHEREAS, the Plan referenced in paragraph 2.7 of the Agreement subsequent to the Agreement has expired, no longer exists, and no options to purchase shares of Bank are outstanding thereunder;

WHEREAS, the Bank subsequent to the Agreement adopted the Bank of Guam 2011 Employee Stock Purchase Plan (the Plan) as adopted by the Board of Directors of the Bank March 28, 2011 and approved by the Shareholders of the Bank May 2, 2011;

WHEREAS, Holding Company is a Parent company under and as defined in the Plan, a surviving corporation in the Reorganization and Merger and desires to continue the Plan in effect with shares of Holding Company being substituted for shares of Bank upon the Effective Date and pursuant to Article 17 of the Plan.

NOW, THEREFORE, Holding Company agrees and undertakes that upon and from the Effective Date of the Merger and Reorganization, and pursuant to Article 17 of the Plan (i) rights to acquire shares of Holding Company under the Plan be substituted for rights to acquire shares of Bank under the Plan, (ii) Holding Company will assume all rights and obligations of Bank under the Plan, and (iii) any shares of stock of Bank held on reserve pursuant to the Plan and converted into shares of Holding Company pursuant to the Merger and Reorganization shall be deemed held and reserved under the Plan.

Dated: August 10, 2011.

BANKGUAM HOLDING COMPANY

By: /s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero
President and Chair of the Board